UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 5, 2016, Banc of California, Inc. (the “Company”) announced that its Board of Directors has declared a quarterly dividend payment on its common stock in the amount of $0.13 per share. The dividend will be payable on January 3, 2017 to record holders as of December 15, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 29, 2016, the Company received, from the administrative agent and the lenders under the Company’s $75 million revolving line of credit, a temporary waiver from the requirement under the credit agreement that the Company deliver its consolidated financial statements for the quarter ended September 30, 2016 within 60 days after the end of the quarter. A copy of the waiver letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Company currently has approximately $68 million of borrowings outstanding under the line of credit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Banc of California, Inc. Press Release dated December 5, 2016

99.2	Waiver letter dated November 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: December 5, 2016	By:	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Banc of California, Inc. Press Release dated December 5, 2016

99.2	Waiver letter dated November 29, 2016

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